VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in

Basel-City

Exhibit 5.1

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Basel, August 31, 2018

CRISPR Therapeutics AG – Registration Statement on Form S-3

Dear Sir or Madam,

This opinion is being rendered at the request of CRISPR Therapeutics AG (the “Company”) in connection with (i) a registration statement on Form S-3, declared effective on December 4, 2017, including the prospectus dated December 4, 2017 (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), certain securities, including common shares, par value of CHF 0.03 each, of the Company to be issued after the date hereof (the “Common Shares”), with the maximum aggregate public offering price of all securities to be issued by the Company under the Registration Statement not to exceed USD300,000,000, as further described in the Registration Statement and (ii) a prospectus supplement dated August 31, 2018 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of Common Shares, having an aggregate offering price of up to USD125,000,000 (the “Offered Shares”) in accordance with a certain sales agreement between the Company and Jefferies LLC.

I.	BASIS OF OPINION

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

August 31, 2018	2

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

a)	the Registration Statement;

b)	the Prospectus Supplement;

c)	a pdf copy of the notarized articles of association (Statuten) of the Company dated May 30, 2018 (the “Articles”), as filed with the Commercial Register of the Canton of Zug;

d)	an pdf copy of the excerpt from the Commercial Register of the Canton of Zug in respect of the Company, certified by such Commercial Register to be up-to-date as of June 8, 2018 (the “Excerpt”);

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

II.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined;

c)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

d)

that (i) the number of Offered Shares will not exceed the number of Common Shares that may be issued under the Articles, (ii) the Prospectus Supplement will be effective, (iii) the Registration Statement and Prospectus Supplement will continue to be effective, (iv) the issuance of and payment for the Offered Shares will be made in compliance with the Articles of Association and the Registration Statement, (v) the consideration received by the Company for the issuance of the Offered Shares will be fully paid and will not be less than the par value of such Offered Shares, (vi) to the extent applicable, the Offered Shares will be issued in accordance with articles 647 – 652h, 931a – 937 and 973c of the Swiss Code of Obligations as well as the relevant intermediated securities regulations and commercial registry regulations, and (vii) the issuance of the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time) and organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

August 31, 2018	3

e)

prior to the delivery of any Offered Shares, the board of directors of the Company shall have duly authorized the issuance of such Offered Shares in accordance with the Articles, and such authorization shall not have been amended or rescinded, and all necessary corporate actions of the Company to approve the issuance and sale of the Offered Shares shall have been performed in accordance with the Articles; and

f)	all Offered Shares will be sold in the manner stated in the Registration Statement and the Prospectus Supplement.

III.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares, if and when issued, will be validly issued, fully paid-in and non-assessable.

IV.	QUALIFICATIONS

This opinion is subject to the following qualifications:

a)

This opinion is limited to Swiss law as existing and interpreted on the date hereof. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law is to be inferred from this opinion.

b)

In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

c)

This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

d)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement or the Prospectus Supplement.

e)

We express no opinion as to any commercial, calculating, auditing or other non-legal matters, including for what regards the decisions of the board of directors to cancel pre-emptive rights of existing shareholders. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

*                *                 *

August 31, 2018	4

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. All liability and other matters relating to this opinion shall be governed exclusively by Swiss law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin

Dr. Matthias Staehelin